                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 JUNE 5, 1996
              ---------------------------------------------------
              (Date of report -- Date of earliest event reported)


                                 USTRAILS INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


            NEVADA                   0-19743            75-2138671
- ----------------------------       -----------       -------------------
(State or Other Jurisdiction       (Commission          (IRS Employer
     of Incorporation)             File Number)      Identification No.)


               2711 LBJ FREEWAY, SUITE 200, DALLAS, TEXAS  75234
               -------------------------------------------------
                   (Address of Principal Executive Offices)

                                (214) 243-2228
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                 INAPPLICABLE
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

  On June 5, 1996, USTrails Inc. (the "Company") announced that it has proposed a restructuring (the "Restructuring") of its $101.5 million principal amount of outstanding 12% Secured Notes due 1998 (the "Secured Notes"). As part of the Restructuring, the Company has commenced a cash tender offer (the "Tender Offer") for up to $20.1 million principal amount of Secured Notes at a price of $740 for each $1,000 principal amount of Secured Notes, plus accrued interest through July 15, 1996. The purpose of the Restructuring is to create a capital structure for the Company consistent with its current business plan. As previously disclosed, the Company believes that a recapitalization or reorganization is required to address its future requirements for the Secured Notes.

  As part of the Restructuring, the Company is making a private offer to certain holders of the Secured Notes to exchange their Secured Notes for a combination of cash and newly issued debt and equity securities (the "Exchange Offer"). The offering of these securities will not be registered under the Securities Act of 1933, and the securities may not be reoffered or sold absent registration or an applicable exemption from the registration requirements of the Act. The Tender Offer and the Exchange Offer are conditioned upon, among other things, holders of at least $13 million principal amount of Secured Notes tendering in the Tender Offer, holders of at least $81.3 million principal amount of Secured Notes participating in the Exchange Offer, and the Company's receipt of $30 million of new senior secured financing required to complete the Restructuring and a related working capital facility. This report does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities subject to the Exchange Offer.

  Assuming the minimum required exchange, holders of Secured Notes participating in the Exchange Offer will receive in the aggregate $32.5 million in cash, $30 million in principal amount of newly issued 12% Senior Subordinated Pay-In-Kind Notes due 2003 ("Senior Subordinated PIK Notes"), $5 million in principal amount of newly issued 12% Junior Subordinated Pay-In-Kind Notes due 2011 ("Junior Subordinated PIK Notes") and 1,869,900 shares of the Company's common stock representing approximately 33.5% of the common stock to be outstanding after the Restructuring. The Exchange Offer consideration represents $400 in cash, $369 in principal amount of Senior Subordinated PIK Notes, $61.50 in principal amount of Junior Subordinated PIK Notes and 23 shares of common stock for each $1,000 in principal amount of Secured Notes exchanged. The Tender Offer consideration represents $740 for each $1,000 in principal amount of Secured Notes tendered. Both tendering and exchanging holders of Secured Notes will receive accrued interest through July 15, 1996.

  The Company has proposed terms to certain financial institutions for the required secured term loan and working capital facility, but has not yet received a commitment for such financing. The Company's two largest Secured Noteholders have advised the Company that they support the Restructuring and intend to exchange their Secured Notes in the Exchange Offer. Consummation of the Restructuring will require the combined participation of holders of not less than $94.9 million (approximately 92.9%) in aggregate principal amount of the Secured Notes in the Tender Offer and the Exchange Offer.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                   EXHIBITS

No.                               Description
- ---                               -----------

99.1  Press Release dated June 5, 1996, from USTrails Inc.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 USTRAILS INC.


Date:  June 7, 1996              By: /s/Walter B. Jaccard
                                     --------------------
                                     Walter B. Jaccard
                                     Vice President

                                 EXHIBIT INDEX



No.                      Description                        Page No.
- ---                      -----------                        --------

99.1  Press Release dated June 5, 1996, from USTrails Inc.     5